                                                                   EXHIBIT 4.22


                                                                               *

                               Aircraft N398
--------------------------------------------------------------------------------
                     THIRD AMENDMENT TO LEASE AGREEMENT

                                (1994 737 B)

                        Dated as of December 23, 1997

                                   between

                     STATE STREET BANK AND TRUST COMPANY
                     OF CONNECTICUT, NATIONAL ASSOCIATION,
                       not in its individual capacity
                      except as expressly provided herein,
                        but solely as Owner Trustee,
                                              Lessor

                                     and

                           UNITED AIR LINES, INC.,
                                              Lessee

                       ------------------------------------

                             United Air Lines, Inc.
                           1994 737 B Equipment Trust
                          One Boeing 737-322 Aircraft

                       ------------------------------------

-------------------------------------------------------------------------------
As set forth in Section 20 of the Lease, Lessor has assigned to the Indenture Trustee (as defined in the Lease) certain of its right, title and interest in and to the Lease, including all amendments thereto. To the extent, if any, that this Third Amendment to Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest herein may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.
-------------------------------------------------------------------------------

                       THIRD AMENDMENT TO LEASE AGREEMENT
                                  (1994 737 B)


                 THIS THIRD AMENDMENT TO LEASE AGREEMENT (1994 737 B) dated as of December 23, 1997 (this "Amendment") between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity (as assignee of First Security Bank, National Association (formerly known as First Security Bank of Utah, National Association; the "Original Lessor")), except as expressly provided herein, but solely as Owner Trustee under Trust Agreement (1994 737 B) (in such capacity, "Lessor"), and UNITED AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee"), amends that certain Lease Agreement (1994 737 B) dated as of September 1, 1994 (the "Original Lease") between Lessee and Original Lessor, as supplemented by Lease Supplement No. 1 (1994 737 B) dated September 28, 1994 ("Lease Supplement No. 1") between Original Lessor and Lessee, as amended by that certain First Amendment to Lease Agreement (1994 737 B) dated January 26, 1996 (the "First Amendment") between Original Lessor and Lessee, and as further amended by that certain Second Amendment to Lease Agreement (1994 737 B) dated January 26, 1996 (the "Second Amendment") between Original Lessor and Lessee (the Original Lease, as supplemented by Lease Supplement No. 1 and as amended by the First Amendment and the Second Amendment, is referred to herein collectively as the "Lease").


                                  WITNESSETH:

                 WHEREAS, except as otherwise defined in this Amendment, capitalized terms used herein shall have the meanings attributed thereto in the Lease;

                 WHEREAS, pursuant to the Lease, Lessee has leased from Lessor the Aircraft more particularly described in Lease Supplement No. 1;

                 WHEREAS, a counterpart of the Original Lease, to which was attached and made a part thereof a counterpart of Lease Supplement No. 1, was recorded by the Federal Aviation Administration on November 1, 1994 and assigned Conveyance No. II002366;

                 WHEREAS, a counterpart of the First Amendment was recorded by the Federal Aviation Administration on March 7, 1996 and assigned Conveyance No. HKOO5883;

                 WHEREAS, a counterpart of the Second Amendment was recorded by the Federal Aviation Administration on March 7, 1996 and assigned Conveyance No. HKOO5884; and

                 WHEREAS, pursuant to that certain Assignment and Assumption Agreement (1994 737 B) dated as of December 11, 1997 between the Lessor and the Original Lessor, the

                               [Third Amendment to Lease Agreement (1994 737 B)]

Original Lessor assigned to the Lessor, and the Lessor assumed, all of the obligations of the Original Lessor under the Operative Documents); and

                 WHEREAS, Lessor and Lessee desire to amend the Lease in certain respects.

                 NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                 SECTION 1. Amendment to Exhibits B, C, D and H. Exhibits B, C, D and H to the Lease are hereby deleted in their entirety and replaced with Exhibits B, C, D and H, respectively, to this Amendment (there being no Exhibits A, E, F and G to this Amendment).

                 SECTION 2. Amendments to Section 1. Section 1 of the Lease is hereby amended in the following manner:

                 (a) The following defined terms are hereby added to Section 1 in alphabetical order:

                          ""Appraisers" means, collectively, Aircraft
                 Information Services, Inc., BK Associates, Inc. and AvSolutions, Inc., or such other independent aircraft appraiser as may be acceptable to Owner Participant and the Indenture Trustee."

                          ""Assignment and Assumption Agreements" means each of
                 (i) that certain Assignment and Assumption Agreement (1994 737
                 B) dated as of December 11, 1997, between the Owner Trustee and the Original Owner Trustee and (ii) that certain Assignment and Assumption Agreement (1994 737 B) dated as of December 11, 1997 between the Original Indenture Trustee and the Indenture Trustee."

                          ""Basic Pass Through Trust Agreement" means the Pass
                 Through Trust Agreement dated as of December 23, 1997 between Lessee and Pass Through Trustee, but does not include any Pass Through Trust Supplement."

                          ""Closing Date" means December 23, 1997."

                          ""Equipment Note" or "Equipment Notes" has
                the meaning set forth in the Trust Indenture."

                          ""First Amendment to Lease Agreement" means that
                 certain First Amendment to Lease Agreement (1994 737 B) dated January 26, 1996 by and between Lessee and Original Lessor."

                               [Third Amendment to Lease Agreement (1994 737 B)]

                          ""First Amendment to Participation Agreement" means
                 that certain First Amendment to Participation Agreement (1994 737 B) dated January 26, 1996 among Lessee, the Owner Participant, the Original Owner Trustee, the Original Loan Participants and the Original Indenture Trustee."

                          ""First Amendment to Trust Agreement" means that
                 certain First Amendment to Trust Agreement (1994 737 B) dated December 23, 1997 by and between the Owner Participant and State Street Bank and Trust Company of Connecticut, National Association."

                          ""First Amendment to Trust Indenture" means that
                 certain First Amendment to Trust Indenture and Security Agreement (1994 737 B) dated June 1, 1995 between Original Owner Trustee and Original Indenture Trustee."

                          ""Fundamental Documents" means, collectively, the
                 Operative Documents and the Pass Through Documents."

                          ""Intercreditor Agreement" means that certain
                 Intercreditor Agreement among the Pass Through Trustees, the Primary Liquidity Providers and the Subordination Agent, dated as of December 23, 1997; provided that, for purposes of any obligation of Lessee or Owner Trustee, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Lessee or Owner Trustee, as applicable."

                          ""Make-Whole Amount" has the meaning set forth in the
                 Trust Indenture."

                          ""Note Purchase Agreement" has the meaning specified
                 therefor in the Trust Indenture."

                          ""Noteholder" has the meaning set forth in the Trust
                 Indenture."

                          ""Original Indenture" means the Trust Indenture and
                 Security Agreement (1994 737 B) dated as of September 1, 1994, as supplemented by Trust Agreement and Trust Indenture and Security Agreement Supplement (1994 737 B) dated September 28, 1994, as amended by that certain First Amendment to Trust Indenture and Security Agreement (1994 737 B) dated as of June 1, 1995, that certain Second Amendment to Trust Indenture and Security Agreement (1994 737 B) dated as of December 1, 1995 and that certain Third Amendment to Trust Indenture and Security Agreement (1994 737 B) dated January 26, 1996, in each case between the Original Owner Trustee and the Original Indenture Trustee."

                               [Third Amendment to Lease Agreement (1994 737 B)]

                          ""Original Indenture Trustee" means State Street Bank
                 and Trust Company."

                          ""Original Owner Trustee" means First Security Bank
                 of Utah, National Association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, except as otherwise expressly stated."

                          ""Owner Trustee Parent" means State Street Bank and
                 Trust Company, a Massachusetts trust company."

                          ""Owner Trustee Parent Guaranty" means the guaranty
                 of the Owner Trustee's obligations under the Operative Documents as delivered by the Owner Trustee Parent in connection with the assumption by the Owner Trustee of the Original Owner Trustee's obligations under the Trust Agreement."

                          ""Pass Through Certificates" means any of the Pass
                 Through Certificates issued pursuant to any of the Pass Through Trust Agreements."

                          ""Pass Through Documents" means the Pass Through
                 Trust Agreements, the Intercreditor Agreement, Registration Rights Agreement, Note Purchase Agreement and the Primary Liquidity Facilities."

                          ""Pass Through Trust" means each of the four separate
                 pass through trusts created pursuant to the related Pass Through Trust Agreement."

                          ""Pass Through Trust Agreements" means each of the
                 four separate Pass Through Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each dated as of December 23, 1997 and entered into by and between the Lessee and a Pass Through Trustee."

                          ""Pass Through Trust Supplement" shall have the
                 meaning specified for the term "Trust Supplement" in the Basic Pass Through Trust Agreement."

                          ""Pass Through Trustee" means First Security Bank,
                 National Association in its capacity as trustee under each Pass Through Trust Agreement, and such other Person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement."

                          ""Primary Liquidity Facilities" has the meaning set
                 forth in the Trust Indenture."

                          ""Primary Liquidity Providers" has the meaning set
                 forth in the Trust Indenture."

                               [Third Amendment to Lease Agreement (1994 737 B)]


                          ""Redemption Date" has the meaning set forth in the
                 Trust Indenture."

                          ""Registration Rights Agreement" has the meaning
                 specified in the Intercreditor Agreement."

                          ""Related Indemnitee" with respect to an Indemnitee,
                 means any director, officer, employee, agent, servant or Affiliate thereof."

                          ""Second Amendment to Lease Agreement " means that
                 certain Second Amendment to Lease Agreement (1994 737 B) dated January 26, 1996 between Lessor and Lessee."

                          ""Second Amendment to Participation Agreement" means
                 that certain Second Amendment to Participation Agreement (1994 737 B) dated as of December 23, 1997 among Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustees and the Subordination Agent."

                          ""Second Amendment to Trust Indenture" means that
                 certain Second Amendment to Trust Indenture and Security Agreement (1994 737 B) dated as of December 1, 1995 between the Original Owner Trustee and the Original Indenture Trustee."

                          ""Series" has the meaning set forth in the Trust
                 Indenture."

                          ""Series A" or "Series A Equipment Notes" has the
                 meaning set forth in the Trust Indenture."

                          ""Series B" or "Series B Equipment Notes" has the
                 meaning set forth in the Trust Indenture."

                          ""Series C" or "Series C Equipment Notes" has the
                 meaning set forth in the Trust Indenture."

                          ""Series D" or "Series D Equipment Notes" has the
                 meaning set forth in the Trust Indenture."

                          ""Subordination Agent" has the meaning set forth in
                 the Trust Indenture."

                          ""Third Amendment to Lease" means that certain Third
                 Amendment to Lease Agreement (1994 737 B) dated as of December 23, 1997 between Lessor and Lessee."

                               [Third Amendment to Lease Agreement (1994 737 B)]


                          ""Third Amendment to Trust Indenture" means that
                 certain Third Amendment to Trust Indenture and Security Agreement (1994 737 B) dated January 26, 1996 between Original Owner Trustee and Original Indenture Trustee."

                 (b) The definition of "Additional Insured" is hereby amended to be and read in its entirety as follows:

                          ""Additional Insured" means Lessor, in its individual
                 capacity and as owner of the Aircraft, the Indenture Trustee, the Owner Participant, Lessee in its capacity as sublessor under any Sublease, each Pass Through Trustee (so long as it is the holder of any Equipment Note), the Subordination Agent (so long as it is the holder of any Equipment Note), each Primary Liquidity Provider and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers, employees, servants and agents of each of the foregoing."

                 (c) The definition of "Base Rate is hereby amended to be and read in its entirety as follows:

                          ""Base Rate" means the rate of interest announced
                 from time to time by The First National Bank of Chicago at its principal office in Chicago, Illinois as its "corporate base rate" (or its equivalent successor rate if the corporate base rate is no longer used)."

                 (d) The definition of "Business Day" is hereby amended to be and read in its entirety as follows:

                          ""Business Day" means any day (x) other than a
                 Saturday or Sunday or a day on which commercial banks are required or authorized to close in: Chicago, Illinois; New York, New York; Frankfurt, Germany; the city and state in which the principal place of business of the Owner Trustee is located; and, so long as any Equipment Note is outstanding, the city and state in which the Indenture Trustee, the Subordination Agent or any Pass Through Trustee has its principal place of business or receives and disburses funds and (y) on which dealings are carried on in the London interbank market."

                 (e) The definition of "Certificate" is hereby amended to be and read in its entirety as follows:

                          ""Certificate" means each "Equipment Note" as defined
                 in the Trust Indenture."

                               [Third Amendment to Lease Agreement (1994 737 B)]


                 (f) The definition of "Corporate Trust Department" is hereby amended by deleting the reference to "each Holder" contained therein and inserting a reference to "each Pass Through Trustee" in lieu thereof."

                 (g) The definition of "Debt Rate" is hereby amended to be and read in its entirety as follows:

                          ""Debt Rate" means at any time, the interest rate
                 equal to the weighted average of the "Applicable Rate" then in effect with respect to each Equipment Note then outstanding."

                 (h) The definition of "Event of Loss" is hereby amended such that clause (vi) shall be and read in its entirety as follows:

                          "(vi) the operation of or location of the Aircraft,
                 while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 11, unless in the case of a requisition by the government of the United States or any government of registry or any agency or instrumentality thereof, Lessee shall have obtained an indemnity in lieu thereof from such government (provided that in the case of any indemnity provided by a government other than the government of the United States (or any agency or instrumentality thereof), the Owner Participant, Lessor and the Indenture Trustee (so long as the Lien of the Trust Indenture shall not have been discharged in accordance with the terms thereof) shall have received an opinion, in form and substance reasonably satisfactory to Owner Participant, as to the enforceability of such indemnity within 15 Business Days of such requisition);"

                 (i) The definition of "Holder" is hereby amended to be and read in its entirety as follows:

                          ""Holder" means each "Noteholder" as defined in the
                 Trust Indenture."

                 (j) The definition of "Indemnitees" is hereby amended to be and read in its entirety as follows:

                          ""Indemnitees" means the Owner Participant, the Owner
                 Participant Guarantor, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Indenture Estate, the Indenture Trustee, in its individual capacity and as trustee under the Trust Indenture, each Pass Through Trustee (so long as it is the holder of any Equipment Note) (in its individual capacity and as Pass Through Trustee), the Pass Through Trusts, each Primary Liquidity Provider, each Noteholder and the Subordination Agent

                               [Third Amendment to Lease Agreement (1994 737 B)]


                 (so long as it is the holder of any Equipment Note) and each of their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents."

                 (k) The definition of "Lease Period Date" is hereby amended to be and read in its entirety as follows:

                          ""Lease Period Date" means, (A) with respect to the
                 Basic Term, each of (i) January 1, 1996, (ii) each July 1 and January 1 which occurs after January 1, 1996 through and including July 1, 1997, (iii) March 2, 1998 and each March 2, June 2, September 2 and December 2 thereafter through and including March 2, 2016 and (iv) the Basic Term Expiry Date and (B) with respect to any Renewal Term, each March 28 and September 28 which occurs after the Basic Term Expiry Date (with respect to the initial Renewal Term) or the last day of the preceding Renewal Term (with respect to any subsequent Renewal Term), as the case may be, through and including the last day of such Renewal Term."

                 (l) The definition of "Operative Documents" is hereby amended to be and read in its entirety as follows:

                          ""Operative Documents" means the Lease (including any
                 Lease Supplement); the Participation Agreement; the Second Amendment to Participation Agreement; the Tax Indemnity Agreement; the Trust Agreement; any Trust Supplement; the Purchase Agreement; the Owner Trustee's Bill of Sale; the Owner Trustee's FAA Bill of Sale; the Owner Trustee's Purchase Agreement; an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee (the "Acceptance Certificate"); the Trust Indenture; the Equipment Notes outstanding at the time of reference; the Owner Participant Guaranty; and the Consent and Agreement."

                 (m) The definition of "Stipulated Loss Value Date" is hereby amended to be and read in its entirety as follows:

                          ""Stipulated Loss Value Date" means, notwithstanding
                 Section 3(b) of the initial Lease Supplement, the 2nd day of each calendar month during the Basic Term and the 28th calendar day of each calendar month during any Renewal Term."

                 (n) The definition of "Trust Indenture" is hereby amended to be and read in its entirety as follows:

                               [Third Amendment to Lease Agreement (1994 737 B)]


                          ""Trust Indenture" means the Amended and Restated
                 Trust Indenture and Security Agreement (1994 737 B) dated as of December 23, 1997 between the Owner Trustee and the Indenture Trustee, as originally executed or as modified, amended or supplemented in accordance with the provisions thereof and the terms of the Participation Agreement, including, without limitation, any Trust Supplement entered into pursuant to the applicable provisions thereof."

                 (o) The definition of "Trust Office" is hereby amended by deleting the words "each Holder" contained therein and inserting the words "the Pass Through Trustee" in lieu thereof.

                 (p) The following defined terms are hereby deleted in their entirety:

                          "Extraordinary Purchase Option Date"; "Failed
                 Refinancing Notice"; "Initial Interest Set-Up Date"; "Lending Office"; "Qualifying Interest Rate"; "Qualifying Interest Rate Spread"; "Qualifying Refinancing"; and "Refinancing Mandate Request Letter"

                 SECTION 3. Amendments to Section 3. Section 3 of the Lease is hereby amended in the following manner:

                 (a) The paragraph of Section 3(b) following the second sentence of Section 3(b) is hereby amended to be and read in its entirety as follows:

                          "Although the Basic Rent amounts set forth in Exhibit
                 B hereto have been computed on the assumption that the aggregate amount of interest payable on all of the Equipment Notes on each Lease Period Date during the Basic Term will be the amount set forth in Exhibit B hereto opposite such Lease Period Date under the column with the heading "Assumed Interest Amount" (herein referred to as the "Assumed Interest Amount" for such Lease Period Date), Lessor and Lessee recognize that the actual aggregate amount of interest due and payable on all Equipment Notes on any Lease Period Date may, from time to time during the Basic Term, be greater or less than the Assumed Interest Amount for such Lease Period Date and that the basis upon which the actual amount of interest on the Equipment Notes will be computed will be as provided in the Trust Indenture. Accordingly, Basic Rent shall be increased or decreased (but not below zero), as the case may be, by the Rent Differential Amount (as defined herein). For purposes hereof, "Rent Differential Amount" shall mean, as of any Lease Period Date, the absolute value of the difference between (i) the aggregate amount of interest actually due and payable on such Lease Period Date on each Series of Equipment Notes (or due and payable on the next following Business Day if such date shall not constitute a Business Day) and (ii) the Assumed Interest Amount for such Lease Period Date. If, as

                               [Third Amendment to Lease Agreement (1994 737 B)]


                 of such date, the amount determined in accordance with clause
                 (i) of the immediately preceding sentence shall be greater than the amount determined in accordance with clause (ii) of such sentence, the amount of Basic Rent payable on such date shall be increased by the Rent Differential Amount. If, as of such date, the amount determined in accordance with such clause (ii) shall exceed the amount determined in accordance with such clause (i), the amount of Basic Rent due on such date shall be decreased (but not below zero) by the Rent Differential Amount."

                 (b) The first sentence of Section 3(c)(iv) is hereby amended to be and read in its entirety as follows:

                          "(iv)  Anything contained in the Participation
                 Agreement, this Lease or any other Operative Document to the contrary notwithstanding, each installment of Basic Rent and Interim Rent payable hereunder, whether or not adjusted in accordance with this Section 3(c), together with the amount of Supplemental Rent, if any, in respect of the date on which such installment is payable, and each payment of Termination Value, Stipulated Loss Value and EBO Percentage, whether or not adjusted in accordance with this Section 3(c) or Section 8 of the Tax Indemnity Agreement, and all other amounts excluding Excluded Payments payable simultaneously by Lessee pursuant to this Lease, in each case, on the date on which such payment is due, shall be in an amount at least sufficient to pay in full, and shall be available to be applied by Lessor in payment on account of, any payments then required to be made on account of the principal amount (and Break Amount, if any and/or Make-Whole Amount, if any) of and accrued and unpaid interest on the Certificates then outstanding."

                 (c) The second sentence of Section 3(c)(iv) of the Lease is hereby amended by adding the word "judicial" immediately prior to the words "attachment or diversion of Rent" which appear therein.

                 (d) The second sentence of Section 3(d) is hereby amended to be and read in its entirety as follows:

                          "Lessee shall also pay on behalf of Lessor as
                 Supplemental Rent (i) an amount equal to any amount payable by the Lessor to the Indenture Trustee pursuant to the second paragraph of Section 2.01 of the Trust Indenture or Section 9.06(a) of the Trust Indenture and (ii) an amount equal to any amount payable by Lessor as Break Amount and/or Make-Whole Amount as and when any such Break Amount and/or Make-Whole Amount shall be due and payable; provided, however, that Lessee shall have no obligation to pay to Lessor any Break Amount and/or Make-Whole Amount payable due to or in connection

                               [Third Amendment to Lease Agreement (1994 737 B)]


                 with the occurrence of an Indenture Event of Default if no Lease Event of Default has occurred and is then continuing."

                 (e) Section 3(e) is hereby amended to be and read in its entirety as follows:

                          "(e)  Payments in General.  All payments of Rent
                 other than Excluded Payments payable to Lessor shall be made directly by Lessee by wire transfer of immediately available funds prior to 11:00 a.m., Chicago time, on the date of payment in Dollars, to Lessor at its office at 225 Franklin Street, Boston, Massachusetts 02110, Attention: Corporate Trust Department (or such other office of Lessor in the continental United States or such other account as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); provided, that so long as the Trust Indenture shall not have been fully discharged, Lessor hereby directs and Lessee agrees, that all Basic Rent (other than Excluded Payments) and all other amounts which are required to be paid to or deposited with the Owner Trustee hereunder (other than Excluded Payments) shall be paid directly to the Indenture Trustee at the times and in funds specified in this Section 3(e) at the offices of the Indenture Trustee at First Security Bank, National Association, 79 South Main Street, Salt Lake City, Utah 84111,
                 Attention: Corporate Trust Department (or such other office of Indenture Trustee in the continental United States or such other account as Indenture Trustee shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Basic Rent is due). Excluded Payments shall by paid in Dollars in immediately available funds to the Person to whom payable at the address of such Person specified in
                 Schedule I of the Participation Agreement. Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and interest at the then effective Debt Rate shall accrue on the amount of such payment during such extension."

                 SECTION 4. Amendment to Section 4. The parenthetical clause contained in clause (v) of Section 4 of the Lease is hereby amended to be and read in its entirety as follows:

                          "(if and so long as such citizenship is necessary
                 under the Transportation Code as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on the Owner Participant or Lessee or the Indenture Trustee (so long as the Lien of the Indenture shall not have been discharged in accordance with the terms thereof)"

                               [Third Amendment to Lease Agreement (1994 737 B)]


                 SECTION 5. Amendment to Section 5. Clause (B) in the parenthetical contained in clause (iii) of the third sentence of Section 5(a) is hereby amended to be and read in its entirety as follows:

                          "(B) that are being diligently contested in good
                 faith by Lessee, so long as such contest does not interrupt the normal use of the Aircraft and such contest does not involve any material risk of criminal liability or any unindemnified material risk of civil liability to Lessor in its individual capacity, the Indenture Trustee (as long as the Lien of the Trust Indenture shall not have been discharged in accordance with the terms thereof) or the Owner Participant, jeopardize the right, title and interest of Lessor in its individual capacity, the Indenture Trustee (as long as the Lien of the Trust Indenture shall not have been discharged in accordance with the terms thereof) or the Owner Participant in and to the Airframe and/or the Engines, or result in a claim, loss or expense for which Lessor, the Owner Participant or the Indenture Trustee is not indemnified and for which Lessee is not then willing to indemnify Lessor in its individual capacity, the Indenture Trustee (as long as the Lien of the Trust Indenture shall not have been discharged in accordance with the terms thereof) or the Owner Participant in a manner reasonably satisfactory to the Lessor in its individual capacity and the Owner Participant, provided that if Lessee does not prevail in such contest then Lessee shall, at its sole expense, cause the Aircraft to be promptly put in the condition it would have been on the last day of the Term but for this clause (B)),"

                 SECTION 6. Amendments to Section 7. Section 7 of the Lease is hereby amended in the following manner:

                 (a) Section 7(a)(2) is hereby amended to be and read in its entirety as follows:

                          "(2)    Operation.  Lessee will not (or permit any
                 Sublessee to) maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law or any rule, regulation, treaty, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except that, after Lessee shall have provided Lessor with a certificate of its President, any Vice President, the Treasurer or any Assistant Treasurer stating all relevant facts pertaining thereto, Lessee or any Sublessee may contest in good faith the validity or application of any such law, rule, regulation, order, certificate, license, registration or violation in any reasonable manner which does not jeopardize the right, title and interest of the Lessor in its individual capacity or, the Owner Participant or the Indenture Trustee (so long as the Lien of the Trust Indenture shall not have been discharged in accordance with the terms thereof) in and to the Airframe

                               [Third Amendment to Lease Agreement (1994 737 B)]


                 and/or the Engines, result in a claim, loss or expense for which Lessor in its individual capacity or the Owner Participant or the Indenture Trustee (so long as the Lien of the Trust Indenture shall not have been discharged in accordance with the terms thereof) is not indemnified and for which Lessee is not then willing to indemnify Lessor in its individual capacity or Owner Participant or the Indenture Trustee (so long as the Lien of the Trust Indenture shall not have been discharged in accordance with the terms thereof) in a manner reasonably satisfactory to Lessor in its individual capacity and the Owner Participant or otherwise materially adversely affect Lessor in its individual capacity or the Owner Participant, but only so long as such proceedings do not involve any material risk of criminal liability or any unindemnified material risk of civil liability to Lessor in its individual capacity or the Owner Participant or the Indenture Trustee (so long as the Lien of the Trust Indenture shall not have been discharged in accordance with the terms thereof) for which Lessor in its individual capacity or the Owner Participant is not indemnified and for which Lessee is not then willing to indemnify Lessor in its individual capacity or the Owner Participant or the Indenture Trustee (so long as the Lien of the Trust Indenture shall not have been discharged in accordance with the terms thereof) in a manner reasonably satisfactory to the Owner Trustee or the Owner Participant, as the case may be. If the indemnities or insurance specified in Section 11(f), or some combination thereof, have not been obtained, Lessee will not operate the Aircraft, or permit any Sublessee to operate the Aircraft, in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 11, provided, however, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder where such failure is attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other isolated extraordinary event beyond the control of Lessee and Lessee is taking all reasonable steps to remedy such failure as soon as is reasonably practicable."

                 (b) Section 7(a)(3) is hereby amended to be and read in its entirety as follows:

                          "(3)    Reregistration.  At any time after the close
                 of the calendar year in which occurs the seventh anniversary of the Delivery Date, Lessor shall, at the request and sole expense of Lessee, cooperate with Lessee and take all actions required to change the country of registration of the Aircraft upon compliance by Lessee with all of the terms of Section 8(e) of the Participation Agreement and Section 7.02 of the Trust Indenture."

                 (c) The lead-in paragraph of Section 7(b) of the Lease is hereby amended to be and read in its entirety as follows:

                               [Third Amendment to Lease Agreement (1994 737 B)]

                          "Lessee will not, without the prior written consent
                 of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe; provided that, so long as no
                 Section 14(a), (b), (f) or (g) Default or, in the case of paragraph (viii) of this Section 7(b), no Section 14(d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) hereof or Section 8 hereof) Default, or any Event of Default shall have occurred and be continuing at the time of such sublease, delivery, transfer or relinquishment of possession or installation, and so long as the action to be taken shall not deprive the Indenture Trustee of the perfected lien of the Trust Indenture on the Airframe or any Engine and Lessee and any Sublessee shall continue to comply with the provisions of Sections 6, 7(a) and 11 hereof, Lessee may, without the prior written consent of Owner Participant or any other Person:"

                 (d) Clause (viii) of Section 7(b) is hereby amended to be and read in its entirety as follows:

                          "(viii)  so long as the Sublessee is not subject to a
                 proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the Sublease is entered into, Lessee may, at any time in its sole discretion, enter into a sublease with (1) a U.S. Air Carrier, (2) after the close of the calendar year in which there occurs the seventh anniversary of the Delivery Date, any Permitted Sublessee, or (3) after the close of the calendar year in which there occurs the seventh anniversary of the Delivery Date, any other Person approved in writing by the Owner Participant, which approval shall not be unreasonably withheld if in regard to this subclause (3) Lessor and the Indenture Trustee receive an opinion of counsel reasonably acceptable to the Owner Participant that the terms of the sublease and other Operative Documents will be valid in the country where Sublessee is domiciled and that such country would give effect to the priority and validity of the Lien of the Trust Indenture; that no Participant, the Lessor or the Indenture Trustee (so long as the Lien of the Trust Indenture shall not have been discharged in accordance with the terms thereof) is required to register to do business in the Sublessee's country of domicile; that there is no tort liability for owners or financiers not in possession that is more extensive than under United States law or any state law (it being understood that if such opinion cannot be given

                               [Third Amendment to Lease Agreement (1994 737 B)]


                 in a form satisfactory to the Owner Participant such opinion will be waived if insurance reasonably satisfactory to the Owner Participant and the Lessor, in its individual capacity, is provided at Lessee's expense to cover such risk); that fair compensation in a currency freely convertible into Dollars is mandated if there is a requisition of use or title of the Aircraft by the country in which the Sublessee is domiciled (it being understood that if such opinion cannot be given in a form reasonably satisfactory to the Owner Participant such opinion will be waived if insurance reasonably satisfactory to the Owner Participant, is provided at Lessee's expense to cover such risk); that there exist no possessory rights in favor of the Sublessee which upon Lessee's bankruptcy or other Default hereunder (assuming the Sublessee is not bankrupt) would prevent the return of the Aircraft in accordance with the terms hereof or inhibit the Lessor's rights therein; provided, however, (A) that no sublease, including all permissible renewal periods, shall extend beyond the Basic Term or any Renewal Term then in effect, unless Lessee shall have irrevocably committed to purchase the Aircraft or renew this Lease in accordance with the terms hereof at the end of the Basic Term or Renewal Term, as the case may be, to a date beyond the latest permissible expiration date of such sublease, and (B) that, on the date of such sublease, the United States and the country in which sublessee is domiciled and principally located maintain diplomatic relations."

                 SECTION 7. Amendments to Section 9. Section 9 of the Lease is hereby amended in the following manner:


                 (a) Section 9(b) is hereby amended to be and read in its entirety as follows:

                          "So long as no Event of Default under Section 14(d)
                 hereunder (solely with respect to Lessee's obligations under Section 7(a)(1) hereof and Section 8 hereof) shall have occurred and be continuing, Lessee shall have the right to terminate this Lease on the third Business Day prior to any Lease Period Date occurring on or after the close of the calendar year in which occurs the seventh anniversary of the Delivery Date if Lessee shall have made a good faith determination that the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee. Lessee shall give to Lessor and Indenture Trustee at least one hundred and eighty (180) days revocable (except as provided below) advance written notice of Lessee's intention to so terminate this Lease (any such notice, a "Termination Notice") (i) specifying the date on which Lessee intends to terminate this Lease in accordance with this Section 9(b) (such specified date, a "Termination Date") and (ii) attaching a certificate of the Assistant Treasurer or any more senior officer of Lessee which states that the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee. The Termination Notice shall become irrevocable twenty (20) days prior to the Termination Date, except that, so long as the Subordination Agent or any Pass Through Trustee is the registered holder of any Equipment Note, the Termination Notice shall become irrevocable twenty-six (26) days prior to the Termination Date; provided, however, that if no sale of the Aircraft shall have occurred on or prior to the Termination Date and if Lessor shall not have elected to retain the Aircraft, Lessee's Termination Notice shall be deemed withdrawn."

                               [Third Amendment to Lease Agreement (1994 737 B)]

         (b) Section 9(c) is hereby amended to be and read in its entirety as follows:

                          "(c)    Sale of the Aircraft.  In the event that
                 Lessee shall have proposed to terminate this Lease under
                 Section 9(b), then during the period commencing with the date of the Termination Notice until the proposed Termination Date, Lessee, as non-exclusive agent for Lessor and at no expense to Lessor, shall use reasonable efforts to obtain bids in Dollars for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five Business Days after receipt thereof and at least ten Business Days prior to the proposed Termination Date, advise Lessor in writing of the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate but who may be the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant) submitting such bid.
                 After Lessee shall have advised Lessor of all bids received, the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant may submit a further bid or bids to Lessee not later than five Business Days prior to the Termination Date proposed by Lessee (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date). Subject to the next succeeding sentence, on or before the Termination Date, subject to the release of all mortgage and security interests with respect to the Aircraft under the Trust Indenture: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered to the highest bidder as determined below, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if redelivery were made to Lessor pursuant to Section 5 hereof, and Lessee shall duly transfer to Lessor title to any engine installed on the Airframe and not owned by Lessor, all in accordance with the terms of
                 Section 5 hereof (but subject to the provisions of Section 5(e) hereof), (2) Lessor shall comply with the terms of the Trust Indenture and shall, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), subject to prior or concurrent payment by Lessee of all amounts due under clause
                 (3) of this sentence, sell the Aircraft for cash in Dollars to the entity, if any, which shall have submitted the highest bona fide bid (evaluated on a net cash basis) therefor, the total selling price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in the manner provided in Section 3(e), (A) if the proceeds of the sale of the Aircraft so sold, net of reasonable out-of-pocket costs and expenses incurred by Lessor and the Owner Participant in connection therewith, including, without limitation, applicable sales or transfer taxes and legal fees, are less than the Termination Value for the Aircraft computed as of the Redemption Date

                               [Third Amendment to Lease Agreement (1994 737 B)]


                 immediately succeeding the Termination Date, the difference in Dollars, (B) all unpaid Basic Rent due on or prior to such Redemption Date (other than Basic Rent payable in advance on such Redemption Date, if any) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Redemption Date, and (C) Break Amount, if any, and Make-Whole Amount, if any, due as of such Redemption Date on the Certificates and upon receiving all such payments referred to in clauses (2) and (3) above Lessor simultaneously will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not already revoked the Termination Notice, elect to retain title to the Aircraft. If Lessor so elects, Lessor shall give to Lessee written notice of such election at least ten Business Days prior to the Termination Date accompanied by an irrevocable undertaking by the Owner Participant to make available to Lessor for payment to the Indenture Trustee on the Termination Date the amount required to pay in full the unpaid principal of the Certificates outstanding on such Redemption Date together with all other amounts due on such Redemption Date thereunder less amounts to be paid by Lessee as a result of the payment thereof as set forth in the second following sentence. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by the Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall (subject to the payment by Lessee of all Rent due on or prior to such Redemption Date as set forth below) pay (or deposit, in accordance with Article 10 of the Trust Indenture) in full the unpaid principal amount of the Certificates outstanding on such Redemption Date, plus interest accrued to, or to accrue thereon to but excluding such Redemption Date, together with all other amounts due thereunder less any amounts to be paid by Lessee as a result of the payment thereof and, provided that the Certificates are paid as aforesaid, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with Section 5 and shall pay all Basic Rent due on or prior to such Redemption Date (other than Basic Rent payable in advance on such Redemption Date, if any) and all unpaid Supplemental Rent due on or prior to such Redemption Date, and Break Amount, if any, and Make-Whole Amount, if any, on the Certificates as of such Redemption Date. If no sale shall have occurred on the Termination Date for any reason (including, without limitation, by reason of Lessee's revocation of its Termination Notice) or Lessor has not, after making its election referred to above, made the payment contemplated by the preceding sentence and thereby caused this Lease to terminate, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall be entitled to keep any deposits or

                               [Third Amendment to Lease Agreement (1994 737 B)]


                 other advances received from the proposed purchaser(s) of the Aircraft (without in any way limiting any other rights or remedies against such proposed purchaser(s) available to Lessor or Lessee), Lessee shall pay the reasonable out-of-pocket costs and expenses, including legal fees, incurred by the Owner Participant, Indenture Trustee and Lessor (unless such failure to terminate the Lease is a consequence of the failure of Lessor or the Owner Participant without due cause to make, or cause to be made, the payment referred to in the immediately preceding sentence), if any, in connection with preparation for such sale and Lessee may give one or more additional Termination Notices, provided no more than three such notices may be given during the Term and only one such notice may be given during any 365 day period (not counting, in either case, any Termination Notice for a Termination Date on which this Lease does not terminate as a consequence of the failure of Lessor or the Owner Participant without due cause to make or cause to be made the payment referred to in the immediately preceding sentence). In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue. Upon payment of all amounts that may then be due hereunder, this Lease shall terminate. Lessor may, but shall be under no duty to, solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein."

                 SECTION 8. Amendments to Section 10. Section 10 of the Lease is hereby amended in the following manner:

                 (a) The introduction to Section 10(a) of the Lease is hereby amended to be and read in its entirety as follows:

                          "SECTION 10.  Loss, Destruction, Requisition, etc.
                 (a) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall (1) forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice of such Event of Loss and (2) within 60 days after such occurrence, give Lessor written notice of its election to perform one of the following options, which, in the case of an election of clause (i) below shall be irrevocable (it being understood that the failure to give such notice shall be deemed to be an election of the option set forth in clause (i) below):

                               [Third Amendment to Lease Agreement (1994 737 B)]

               (b) Clause (i) of Section 10(a) is hereby amended to be and read in its entirety as follows:

                          "(i)    Not later than the earlier of (x) the Lease
                 Period Date next succeeding the 100th day following the occurrence of such Event of Loss or (y) the first Lease Period Date that is at least three Business Days following receipt by the loss payee of the insurance proceeds in respect to such Event of Loss (but not earlier than the first Business Day next succeeding the 65th day following the occurrence of such Event of Loss) (the applicable date being the "Loss Payment Date"), Lessee shall, to the extent not paid to Lessor or Indenture Trustee, as the case may be, as insurance proceeds, pay or cause to be paid to Lessor as specified in Section 3(e) hereof, (A) the Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss, plus (B) if such Stipulated Loss Value Date is a Lease Period Date, Basic Rent due on such Lease Period Date, plus (C) unpaid Supplemental Rent with respect to the Aircraft due on or prior to the date of payment, plus (D) Break Amount, if any, due on the Certificates, plus (E) interest on such Stipulated Loss Value at the Debt Rate from and including such Stipulated Loss Value Date to, but not including, the date of any advance payment in respect of Stipulated Loss Value as provided below, and thereafter on the unpaid balance of such Stipulated Loss Value from and including the date of such advance payment to, but excluding, the date such Stipulated Loss Value is paid in full; provided, however, that if any Lease Period Date shall occur after the Stipulated Loss Value Date with respect to which Stipulated Loss Value is determined but prior to the date of such payment of the sum of the amounts specified in clauses (A), (B), (C), (D) and (E) above, Lessee shall pay on each such Lease Period Date an amount equal to the Basic Rent that would have been due on such Lease Period Date if such Event of Loss had not occurred, which amount shall be credited as an advance against the amounts payable pursuant to clauses
                 (A), (B), (C), (D) and (E) above, or"

                 SECTION 9. Amendments to Section 11. Section 11 of the Lease is hereby amended in the following manner:

                 (a) The first sentence of the second paragraph of Section 11(b) is hereby amended to be and read in its entirety as follows:

                          "All losses will be adjusted by Lessee with the
                 insurers giving due regard to Lessor's and, so long as the Lien of the Trust Indenture shall not have been discharged in accordance with its terms, the Indenture Trustee's interest, provided, however, that during a period when a Section 14(a),
                 (b), (f) or (g) Default or an Event of Default has occurred and is continuing, Lessee

                               [Third Amendment to Lease Agreement (1994 737 B)]


                 shall not agree to any such adjustment without the consent of the Owner Participant."

                 (b) Section 11(c) is hereby amended to be and read in its entirety as follows:

                          "(c)    Reports, etc.  Lessee will furnish, or cause
                 to be furnished, to Lessor, the Indenture Trustee and the Owner Participant, on or before the Delivery Date, and each annual renewal of the applicable insurances during the Term, a report, signed by AON Risk Services of Illinois, Inc. or any other independent firm of insurance brokers reasonably acceptable to Lessor which brokers may be in the regular employ of Lessee (the "Insurance Broker"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that (a) such insurance complies with the terms hereof and (b) that such insurance together with any self-insurance permitted hereby provides coverage that are in substantially similar forms, are of such types and have limits within the range of limits as are customarily carried by U.S. carriers; provided, however, that the opinion set forth in clause (b) shall not be required if the Insurance Broker then generally does not provide such an opinion or will provide such an opinion for material additional cost; and provided further that all information contained in the foregoing report shall not be made available by Lessor, the Indenture Trustee or the Owner Participant to anyone except (A) to prospective and permitted transferees of Lessor's, the Owner Participant's or the Indenture Trustee's interest or their respective counsel, independent certified public accountants, independent insurance brokers or other agents, who agree to hold such information confidential, (B) to Lessor's, Owner Participant's or the Indenture Trustee's counsel or independent certified public accountants, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, or (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Lease by Lessor or the Indenture Trustee; provided, however, that any and all disclosures permitted by clauses (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Lessee will cause such Insurance Broker to agree to advise Lessor, the Indenture Trustee and the Owner Participant, in writing of any act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft and to advise such Persons in writing at least 30 days (7 days in the case of war risk and allied perils coverage) prior to the cancellation or material adverse change of any insurance maintained pursuant to this Section 11, provided that if the notice

                               [Third Amendment to Lease Agreement (1994 737 B)]


                 period specified above is not reasonably obtainable, the Insurance Broker shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, Lessee will also cause such Insurance Broker to deliver to Lessor, the Indenture Trustee and the Owner Participant, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such parties on the Delivery Date except for the changes in the report or the coverage consistent with the terms hereof. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor or the Indenture Trustee may at its sole option, but shall be under no duty to, provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor or the Indenture Trustee as Supplemental Rent, for the cost thereof to Lessor or the Indenture Trustee, as the case may be; provided, however, that no exercise by Lessor or the Indenture Trustee, as the case may be, of said option shall affect the provisions of this Lease, including the provisions that failure by Lessee to maintain the prescribed insurance shall constitute an Event of Default."

                 (c) Clause (A) of Section 11(h) is hereby amended to be and read in its entirety as follows:

                 "(A) shall name the Additional Insureds as additional insureds and, subject to Clause (H) of this Section 11(h), Lessor (or, so long as the Lien of the Indenture shall remain in effect, the Indenture Trustee) as loss payee, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurances),"

                 (d) Section 11(h) is hereby further amended by adding the words ", in which case such proceeds shall be payable to Lessor (or, so long as the Indenture shall remain in effect, the Indenture Trustee)" immediately prior to the period at the end thereof.

                 SECTION 10.  Amendment to Section 14.  Paragraphs (a) through
(f) of Section 14 of the Lease are hereby amended to be and read in their entirety as follows:

                 "(a) Lessee shall not have made a payment of Basic Rent, Interim Rent, Stipulated Loss Value, Termination Value, EBO Percentage, amounts payable pursuant to Section 9(c)(3)(A) or Section 19(b)(i), Break Amount or Make-Whole Amount, if any (other than any Break Amount or Make-Whole Amount payable pursuant to the Note Purchase Agreement) within 10 days after the same shall have become due; or

                 (b) Lessee shall have failed to make a payment of Supplemental Rent (other than Stipulated Loss Value, Termination Value, EBO Percentage, amounts payable

                               [Third Amendment to Lease Agreement (1994 737 B)]


         pursuant to Section 9(c)(3)(A) or Section 19(b)(1), Break Amount, Make-Whole Amount or any other amounts measured thereby or any amounts payable pursuant to the Note Purchase Agreement) after the same shall have become due and such failure shall continue for 15 days after Lessee's receipt of written demand therefor by the party entitled thereto (provided that any failure to pay any amount owed by Lessee under the Tax Indemnity Agreement or any failure of Lessee to pay to Lessor or the Owner Participant when due any Excluded Payments shall not constitute an Event of Default unless written notice is given by the Owner Participant to Lessee and the Indenture Trustee that such failure shall constitute an Event of Default); or

                 (c) Lessee shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of Section 11 hereof; or

                 (d) Lessee shall have failed to perform or observe in any material respect (or caused to be performed and observed) any other covenant or agreement to be performed or observed by it under any Operative Document (other than the Note Purchase Agreement), and such failure shall continue unremedied for a period of thirty days after written notice thereof by Lessor or the Indenture Trustee; provided, however, that if Lessee shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty day period but is curable with future due diligence, there shall exist no Event of Default under this Section 14 so long as Lessee is proceeding with due diligence to cure such failure and such failure is in fact cured within one year; or

                 (e) any representation or warranty made by Lessee herein or in the Participation Agreement or any document or certificate (other than the Note Purchase Agreement) furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (except the representations and warranties set forth in Section 4 of the Tax Indemnity Agreement) shall prove to have been incorrect in any material respect at the time made and shall remain material at the time in question; provided, however, such incorrectness shall constitute a default hereunder only if such incorrectness shall continue uncured for a period of thirty (30) days after the receipt by Lessee of a written notice from Lessor or the Indenture Trustee advising Lessee of the existence of such incorrectness; or

                 (f) the commencement of an involuntary case or other proceeding in respect of Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs

                               [Third Amendment to Lease Agreement (1994 737 B)]


         and the continuation of any such case or other proceeding undismissed or unstayed for a period of 90 consecutive days or an order for relief under Chapter 11 of the Bankruptcy Code with respect to Lessee as debtor or any other order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or for all or substantially all of its property, or sequestering of all or substantially all of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of 90 consecutive days after the date of entry thereof; or"

                 SECTION 11. Amendment to Section 17. Section 17(d)(ii) of the Lease is hereby amended to be and read in its entirety as follows:

                 "(ii) if to Lessor, at c/o State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, Attn:
         Corporate Trust Department, Telecopier (617) 664-5371 (or, if by overnight courier, c/o State Street Bank and Trust Company), Two International Place, Boston, Massachusetts 02110, Attn: Corporate Trust Department, or to such other address or telex or telecopier number as Lessor shall from time to time designate in writing to Lessee; and"

                 SECTION 12.  Amendment to Section 18.  The last sentence of
Section 18(a) of the Lease is hereby amended to be and read in its entirety as follows:

                 "Notwithstanding anything contained in this Section 18(a) to the contrary, Lessee's right to deduct any amount pursuant to the foregoing sentence shall be limited to amounts which would (absent such deduction) be distributable under the Trust Indenture at the time such payment is made to Owner Participant (and shall not include any amounts distributable to Indenture Trustee in its individual capacity or to the Noteholders); provided further, that neither the amount so deducted at any one time nor the aggregate amount so applied at different times shall reduce the amount of any installment or payment of Rent (whether upon the termination of this Lease or otherwise) payable by Lessee to an amount insufficient to pay in full the amounts required to be paid on account of the principal of, Break Amount, if any, Make-Whole Amount, if any, and any interest on the Equipment Notes or otherwise owing to a Noteholder under the Trust Indenture."

                 SECTION 13. Amendment to Section 19. Clause (1) of the first sentence of Section 19(b) of the Lease is hereby amended to be and read in its entirety as follows:

                 "(1)     on any Special Purchase Option Date for a purchase
         price equal to the greater of the Fair Market Sales Value or the Termination Value of the Aircraft on such date;"

                               [Third Amendment to Lease Agreement (1994 737 B)]

                 SECTION 14.  Amendment to Section 20.  The last sentence of
Section 20 of the Lease is hereby amended by deleting the reference to "Section
6.08 or Article IX" which appears therein and inserting a reference to "The Granting Clause or Article 11" in lieu thereof.

                 SECTION 15.  Amendment to Section 22.  The first sentence of
Section 22(a) of the Lease is hereby amended by adding the following proviso immediately prior to the period at the end of such sentence:

                          "; provided, that any moneys held by the Indenture Trustee or the Lessor pursuant to this Section 22(a) shall either be
         (a) registered in the name of, payable to the order of, or specially indorsed to, the Indenture Trustee or the Lessor, as the case may be, or (b) held in an account established by and with an Eligible Institution at the request of the Indenture Trustee or the Lessor, as the case may be, which institution agrees, for all purposes of the applicable Uniform Commercial Code ("UCC") including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the UCC), (b) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the UCC), (c) the Indenture Trustee or the Lessor, as the case may be, shall be the "entitlement holder" (as defined in Section 8-102(7) of the UCC) in respect of such account, (d) the Eligible Institution will comply with all entitlement orders issued by the Indenture Trustee or the Lessor, as the case may be, to the exclusion of the Lessee, and (e) the "securities intermediary jurisdiction" (under Section 8- 110(e) of the UCC) shall be the State of Illinois, and "Eligible Institution" means the corporate trust department of (a) First Security Bank, National Association, acting solely in its capacity as a "securities intermediary" (as defined in Section 8-102(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A-3 or its equivalent."

                 SECTION 16. Ratification; References to Lease; Effective Date. Except as amended hereby, the Lease continues and shall remain in full force and effect in all respects. From and after the date of this Amendment, each and every reference in the Lease to "this Lease", "this Agreement", "herein", "hereof" or similar words and phrases referring to the Lease or any word or phrase referring to a section or provision of the Lease is deemed for all purposes to be a reference to the Lease or such section or provision as amended pursuant to this Amendment. The amendments to the Lease contemplated by this Amendment shall be effective from and after the date this Amendment is filed for record with the FAA.

                 SECTION 17. Miscellaneous. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining

                               [Third Amendment to Lease Agreement (1994 737 B)]


provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder.
Nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. The section headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF ILLINOIS AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

                              *        *        *

                               [Third Amendment to Lease Agreement (1994 737 B)]

                 IN WITNESS WHEREOF, Lessor and Lessee have each caused this Third Amendment to Lease Agreement to be duly executed on the day and year first above written.

                                 STATE STREET BANK AND TRUST
                                   COMPANY OF CONNECTICUT, NATIONAL
                                   ASSOCIATION, not in its individual capacity, but solely as Owner Trustee,
                                       Lessor


                                 By:
                                    -------------------------------------

                                 UNITED AIR LINES, INC.
                                      Lessee


                                 By:
                                    -------------------------------------
                                    Vice President and Treasurer


Approved and Consented to:
                                 FIRST SECURITY BANK, NATIONAL
                                   ASSOCIATION, as Indenture Trustee

                                 By:
                                    -------------------------------------
                                   Its:
                                       ----------------------------------

    (1) Receipt of this original counterpart of the foregoing Third Amendment to Lease Agreement is hereby acknowledged on this ____ day of December, 1997.


                                 FIRST SECURITY BANK, NATIONAL
                                    ASSOCIATION, as Indenture Trustee


                                 By:
                                    -------------------------------------
                                    Its:
                                        ---------------------------------




-------------------------------

    (1)  This language contained in the original counterpart only.